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                               STATE OF DELAWARE

                        OFFICE OF THE SECRETARY OF STATE

                  --------------------------------------------


     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF OWNERSHIP, WHICH MERGES:

     "AMERICAN DIGITAL COMMUNICATIONS, INC.", A DELAWARE CORPORATION,

     WITH AND INTO "AMERICAN TELEVISION AND COMMUNICATIONS CORPORATION" UNDER THE NAME OF "AMERICAN TELEVISION AND COMMUNICATIONS CORPORATION", A CORPORATION ORGANIZED AND EXISTING UNDER THE LAWS OF THE STATE OF DELAWARE, AS RECEIVED AND FILED IN THIS OFFICE THE THIRTY-FIRST DAY OF MAY, A.D., 1996, AT 10 O'CLOCK A.M.

     A CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS FOR RECORDING.







                              [SEAL]        EDWARD J. FREEL
                                            ------------------------------------
                                            Edward J. Freel, Secretary of State

                                            AUTHENTICATION:
   0848557   8100M                                                7968102
                                                      DATE:
   960157963                                                      05-31-96

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                       CERTIFICATE OF OWNERSHIP AND MERGER

                                     MERGING
                      AMERICAN DIGITAL COMMUNICATIONS, INC.

                            (a Delaware corporation)

                                      INTO

               AMERICAN TELEVISION AND COMMUNICATIONS CORPORATION

                            (a Delaware corporation)
                         Pursuant to Section 253 of the

                General Corporation Law of the State of Delaware

                            -------------------------

         American  Television  and  Communications  Corporation,  a  corporation
organized   and  existing   under  the  laws  of  the  State  of  Delaware  (the
"Corporation"), does hereby certify:

         FIRST: That the Corporation is a corporation duly organized and existing pursuant to the provisions of the General Corporation Law of the State of Delaware (the "DGCL");

         SECOND:  That the  Corporation  lawfully  owns  all of the  outstanding
shares  of  each  authorized   class  of  capital  stock  of  American   Digital
Communications, Inc., a Delaware corporation (the "Subsidiary");

         THIRD: That by resolutions of its Board of Directors duly adopted by unanimous written consent on May 30, 1996, the Corporation approved the merger of the Subsidiary with and into itself in accordance with Section 253 of the DGCL, and that said resolutions read exactly as set forth in Exhibit A to this Certificate; and

         FOURTH: That the merger shall be effective at 9:00 a.m. on May 31, 1996.



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         IN WITNESS WHEREOF, American Television and Communications  Corporation
has caused this Certificate of Ownership and Merger to be executed and acknowledged in accordance with Section 103 of the DGCL on this 30th day of May, 1996.

                                                     AMERICAN TELEVISION AND
                                                     COMMUNICATIONS CORPORATION

                                                     By: /s/ Gail L. Allaman
                                                         -----------------------
                                                          Vice President


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                                                                       Exhibit A

                  RESOLVED, that American Digital Communications, Inc., a Delaware corporation ("ADC"), all of the outstanding capital stock of which is owned by the Company, be merged with and into the Company, which shall be the surviving corporation, pursuant to Section 253 of the DGCL, and that upon such merger becoming effective the Company assume all of the liabilities and obligations of ADC;

                  RESOLVED, that the president or any vice president and the secretary or any assistant secretary of the Company be, and each of them hereby is, directed to prepare and execute, under the seal of the Company, a Certificate of Ownership and Merger, which shall set forth a copy of these resolutions, to merge ADC with and into the Company, and to file the same in the office of the Secretary of State of the State of Delaware;

                  RESOLVED, that as a result of and in connection with the merger contemplated by these resolutions, ADC shall be completely liquidated in compliance with Section 332 of the Internal Revenue Code of 1986, as amended ("Section 332"), and such liquidation shall be effected at such time as is specified as the effective time of the merger in the Certificate of Ownership and Merger that shall be filed with the Secretary of State of the State of Delaware;

                  RESOLVED, that the foregoing resolutions relating to the effectuation of the merger of ADC with and into the Company shall be deemed, with respect to ADC, to constitute a plan of liquidation satisfying the requirements of Section 332;

                  RESOLVED, that the merger shall not become effective until, and shall become effective upon, the filing of the Certificate of Ownership and Merger with the Secretary of State of the State of Delaware or at such later time or date as may be set forth in said Certificate of Ownership and Merger;

                  RESOLVED, that the foregoing resolutions may be amended or terminated by this Board of Directors at any time prior to the filing of any or all Certificates of Ownership and Merger with the Secretary of State of the State of Delaware; and

                  RESOLVED, that the officers of the Company be, and each of them hereby is, authorized to take all such actions and to execute and deliver all such agreements, instruments and documents and to cause all such entities to be organized or to be dissolved, liquidated or merged as they or any of them shall deem necessary or appropriate to accomplish the purposes of the foregoing resolutions; and that the execution and delivery of such agreements, instruments and documents, the organization, dissolution, liquidation or merger of such entities and the doing or performing of any such actions, shall be conclusive evidence that the same is authorized hereby.




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